Exhibit 99.1

VeriSign® Appoints Louis A. Simpson to Board of Directors

GEICO Executive Brings Over 30 Years of General Business and Financial Services

Expertise to VeriSign Board

MOUNTAIN VIEW, CA. – May 31, 2005 -VeriSign, Inc. (Nasdaq: VRSN), the leading provider of intelligent infrastructure services for the Internet and telecommunications networks, today announced the appointment of Louis A. Simpson, President and Chief Executive Officer, Capital Operations, of GEICO Corporation, to its Board of Directors. With a broad background in general business, financial services, insurance and capital investments, Mr. Simpson will add strategic value and depth to VeriSign’s Board of Directors.

“VeriSign continues to execute on our strategy to help transform the world’s infrastructure for the delivery of communications, commerce and content,” said Stratton Sclavos, Chairman and Chief Executive Officer of VeriSign. “Adding Louis Simpson’s global business acumen and financial services expertise to our Board of Directors will be invaluable as we march forward on this exciting journey.”

Louis A. Simpson has served as President and CEO, Capital Operations, of GEICO Corporation since May 1993, having previously served as vice chairman of the board from 1985-1993. Simpson’s career at GEICO began in 1979 as senior vice president and chief investment officer. Earlier in his career, Simpson was president and chief executive officer of Western Asset Management, a subsidiary of the Los Angeles-based Western Bancorporation. He also had been a partner at Stein Roe and Farnham, a Chicago investment firm, and an instructor of economics at Princeton University.

“I am very pleased to join VeriSign’s Board of Directors and to lend my career experience to help continue the company’s growth and success,” said Simpson. “VeriSign has a compelling opportunity to be the company that enables and protects the billions of interactions that travel across the voice and data networks each day and I look forward to working with the management team and the rest of the Board to make this a reality.”

VeriSign today also announced that William A. Roper Jr., Corporate Executive Vice President (CEVP) of Science Applications International Corporation (SAIC) will assume the role of Lead Independent Director. Mr. Roper has served on the VeriSign Board of Directors since November 2003. Since April 2000, he has served as CEVP and he has held different positions since joining SAIC in 1990 including CFO from 1990-2000.

About VeriSign

VeriSign, Inc. (Nasdaq: VRSN), operates intelligent infrastructure services that enable businesses and individuals to find, connect, secure, and transact across today’s complex, global networks. Additional news and information about the company is available at www.verisign.com.

For more information, contact:

VeriSign Media Relations: Brian O’Shaughnessy, boshaughnessy@verisign.com, 650.426.5270 VeriSign Investor Relations: Tom McCallum, tmccallum@verisign.com, 650-426-3744

Statements in this announcement other than historical data and information constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements involve risks and uncertainties that could cause VeriSign’s actual results to differ materially from those stated or implied by such forward-looking statements. The potential risks and uncertainties include, among others, the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as increasing competition and pricing pressure from competing services offered at prices below our prices and market acceptance of our existing services; the inability of VeriSign to successfully develop and market new services and the uncertainty of whether new services as provided by VeriSign will achieve market acceptance or result in any revenues; risks related to potential security breaches; and the risks that acquired businesses will not be integrated successfully and unanticipated costs of such integration. More information about potential factors that could affect the company’s business and financial results is included in VeriSign’s filings with the Securities and Exchange Commission, including in the company’s Annual Report on Form 10-K for the year ended December 31, 2004 and quarterly reports on Form 10-Q. VeriSign undertakes no obligation to update any of the forward-looking statements after the date of this press release. VeriSign is a registered trademark of VeriSign, Inc. Other names used in this announcement may be trademarks of their respective owners.

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